Exhibit 99.1

       General Cable Corporation Reports Fourth Quarter Results and Declares Dividend on Preferred Stock

    HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--Feb. 1, 2005--General Cable Corporation (NYSE:BGC) reported net income after preferred stock dividends for the fourth quarter ended December 31, 2004 of $3.3 million, which was $0.08 on a diluted per share basis. These results were up from a net loss of $(10.6) million in the fourth quarter of 2003. Included in the results for the 2004 fourth quarter were pre-tax charges of $0.7 million associated with the previously announced rationalization of certain of the Company's manufacturing facilities and a $4.3 million charge resulting from the unwinding of the Company's former fiber optics joint venture. Also during the quarter, the Company recognized a $0.4 million after-tax gain related to discontinued operations and a $1.6 million reduction in its tax provision primarily as a result of the elimination of prior year income tax exposures. These net charges reduced reported earnings per share by $0.04 in the fourth quarter.
    In accordance with the terms of the Company's 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a preferred stock dividend of approximately $0.72 per share for the three-month period ending February 24, 2005. The dividend is payable on February 24, 2005 to preferred stockholders of record as of January 31, 2005.

    Highlights

    -- Net sales of $485 million were up 5% versus metal-adjusted sales in the fourth quarter of 2003.

    -- Completed rationalization of industrial cables manufacturing facilities on time and below budget.

    -- Additional price increases are being implemented in order to offset the strong inflationary pressure on non-metal raw materials used in cable manufacturing driven principally by rapidly rising energy prices.

    -- Earnings per share forecast for the first quarter of 2005 is between $0.12 and $0.16 per share on approximately $525 to $535 million in revenues.

    General Cable will discuss fourth quarter results on a conference call and webcast at 8:30 a.m. ET tomorrow, February 2. Call information is available at www.generalcable.com.
    "Despite higher raw material costs, including a ten cent per pound increase in the price of copper over the third quarter average and double digit increases in prices for certain insulating materials, our earnings per share was at the higher end of our earlier guidance as we enjoyed stronger than anticipated sales growth," commented Gregory B. Kenny, President and Chief Executive Officer of General Cable. "We benefited in the quarter from increased spending by electric utilities for distribution infrastructure."

    Fourth Quarter Results

    Net sales for the fourth quarter of 2004 were $485.3 million, an increase of 5% versus metal-adjusted net sales in the 2003 fourth quarter. The average price per pound of copper and aluminum increased $0.48 and $0.16, respectively, from the fourth quarter of 2003 to the fourth quarter of 2004. The 2003 net sales have been increased in this comparison to put them on a consistent metal-adjusted basis with 2004 net sales. Overall net sales for the quarter were positively affected by about 3% as a result of favorable year-over-year changes in foreign currency exchange rates for the Company's international operations.
    Contributing to the 5% increase in metal-adjusted net sales was a 14% increase in Energy cables, where North American sales increased due to strong demand from contract customers for primary distribution cables. International sales were also up due to demand for distribution cables and favorable foreign currency exchange rates. Industrial & Specialty and Communications cables revenue were both up 1% due primarily to the favorable impact of foreign currency exchange rates.
    Selling, general and administrative expenses were $42.3 million in the fourth quarter of 2004, up from $34.1 million in the fourth quarter of 2003. The increase was due in part to changes in foreign currency exchange rates, $2.8 million of costs related to the Company's Sarbanes-Oxley compliance activities, and a change in the reporting of the results of the Company's former fiber optics joint venture. Additionally, SG&A in the fourth quarter of 2004 included charges of $0.4 million related to the rationalization of certain of the Company's manufacturing facilities and a $4.3 million charge resulting from the unwinding of its former fiber optics joint venture. During the quarter, the Company exchanged a note receivable from its former joint venture partner for the partner's ownership interest in the joint venture. As a result of these items, reported SG&A was 8.7% of net sales in the fourth quarter of 2004, up from the 7.4% of metal-adjusted net sales reported in the fourth quarter of 2003.
    The fourth quarter 2004 operating income of $13.0 million was up from $4.9 million in the fourth quarter of 2003. The results in 2004 include charges of $0.7 million related to the rationalization of certain manufacturing facilities and a $4.3 million charge associated with its former fiber optics joint venture. The 2003 results included a $7.6 million charge related to the rationalization of certain industrial cable manufacturing facilities. Operating income for the fourth quarter of 2004 benefited from higher sales, lower manufacturing costs as a result of the Company's Lean initiatives, as well as changes in foreign currency exchange rates.
    Net interest expense was $9.0 million for the fourth quarter of 2004, down $1.3 million from the same period in 2003 as a result of the Company's refinancing in the fourth quarter of 2003. During the fourth quarter of 2003, the Company also incurred about $6.0 million of costs in conjunction with the refinancing of its former credit facility. During the fourth quarter of 2004, the Company accrued approximately $1.5 million in dividends on its preferred stock.
    For the quarter, the Company recognized a credit tax provision primarily as a result of the elimination of certain prior year income tax exposures.

    Full Year Results

    Net income applicable to common shareholders for the year ended December 31, 2004, was $9.5 million, or $0.24 per diluted share. These results include pre-tax charges of $7.1 million relating to the rationalization of certain manufacturing facilities, $1.5 million for remediation costs, $4.3 million related to the unwinding of the former fiber optics joint venture, a $0.9 million pre-tax loss resulting from unfavorable foreign currency transactions, a $0.4 after-tax gain from discontinued operations, and a $1.6 million reduction in its tax provision. These net costs reduced reported earnings per share by $0.19 for the full year.
    Net sales for the year ended December 31, 2004, were $1,970.7 million, up 12% versus metal-adjusted net sales for the same period in 2003. Contributing to this increase was a 14% increase in Energy cables, where North American sales increased due to demand from power utilities for distribution cables and international sales which were up largely due to demand for distribution cables, increased wind farm projects and foreign currency exchange rate changes. Industrial & Specialty cables were up 15%, with North America up due to a broad based improvement in demand as the economy began to recover in 2004. The international business experienced significant revenue growth driven by strength in zero halogen cable sales in Europe and favorable foreign currency exchange rate changes. Communications cables increased 7% year-over-year due to improving conditions in North America where the Company has benefited from the ongoing consolidation among its competitors.
    Selling, general and administrative expenses were $158.2 million for the year ended December 31, 2004, up from $127.7 million for the same period in 2003. The increase in SG&A was due in part to increased variable selling expenses related to higher sales volumes, changes in foreign currency exchange rates, $4.7 million for the Company's Sarbanes-Oxley compliance activities and a change in the reporting of the results of the Company's fiber optics joint venture. Additionally, SG&A in 2004 includes $1.1 million of charges related to the rationalization of certain of the Company's manufacturing facilities, $1.5 million of remediation costs and a $4.3 million charge associated with its former fiber optics joint venture. As a result of these items, reported SG&A was 8.0% of net sales in 2004, up from 7.3% of metal-adjusted net sales in 2003.

    Management Comments

    "As has been the case throughout 2004, we continue to face inflationary pressure on most raw material costs. In addition to the well documented increase in the cost of copper and aluminum, we have seen increases between 5% and 65% in materials such as wooden reels, steel, and insulating, filling and jacketing compounds," commented Kenny. "As I communicated last quarter, we will continue to implement price increases for all products sold into the spot market in the U.S. and Canada. We have also made significant progress in revising contractual language with customers that allows for material cost recovery on materials other than metals."
    "For the first quarter of 2005, we are estimating that revenue should be in the $525 to $535 million range, up approximately 4% from metal-adjusted revenues in the first quarter of 2004," said Kenny. "With the expectation that copper will average between $1.40 and $1.45 per pound, diluted earnings per share should be in the $0.12 to $0.16 range."
    General Cable (NYSE: BGC), headquartered in Highland Heights, Kentucky, is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Visit our website at www.generalcable.com.
    Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company's or management's beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include economic and political consequences resulting from the September 2001 terrorist attack and the war with Iraq, domestic and local country price competition, particularly in certain segments of the power cable market and other competitive pressures; general economic conditions, particularly in construction; changes in customer or distributor purchasing patterns in our business segments; the Company's ability to increase manufacturing capacity and productivity; the financial impact of any future plant closures; the Company's ability to successfully complete and integrate acquisitions and divestitures; the Company's ability to negotiate extensions of labor agreements on acceptable terms; the Company's ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the Company's ability to pay dividends on its preferred stock; the impact of unexpected future judgments or settlements of claims and litigation; the Company's ability to achieve target returns on investments in its defined benefit plans; the Company's ability to avoid limitations on utilization of net losses for income tax purposes; the cost of raw materials, including copper and aluminum; the Company's ability to increase its selling prices during periods of increasing raw material costs; the impact of foreign currency fluctuations; the impact of technological changes; and other factors which are discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, as well as periodic reports filed with the Commission.

    TABLES TO FOLLOW



              General Cable Corporation and Subsidiaries
                Consolidated Statements of Operations
                 (in millions, except per share data)
                             (unaudited)


                               ------------------- -------------------
                                  Fiscal Three       Fiscal Twelve
                                  Months Ended        Months Ended
                                   December 31         December 31
                               ---------------------------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Net sales                        $485.3    $405.3  $1,970.7  $1,538.4
Cost of sales                     430.0     366.3   1,756.0   1,365.0
                               --------- --------- --------- ---------
Gross profit                       55.3      39.0     214.7     173.4

Selling, general and
 administrative expenses           42.3      34.1     158.2     127.7
                               --------- --------- --------- ---------
Operating income                   13.0       4.9      56.5      45.7
Other income (expense)                -       1.5      (0.9)      1.5
Interest expense:
      Net interest expense         (9.0)    (10.3)    (36.3)    (43.1)
      Other financial costs         0.0      (6.0)      0.0      (6.0)
                               --------- --------- --------- ---------
                                   (9.0)    (16.3)    (36.3)    (49.1)
                               --------- --------- --------- ---------

Earnings (loss) before income
 taxes                              4.0      (9.9)     19.3      (1.9)
Income tax (provision) benefit      0.4      (0.1)     (4.2)     (2.9)
                               --------- --------- --------- ---------

Income (loss) from continuing
 operations                         4.4     (10.0)     15.1      (4.8)
Discontinued Operations
------------------------------
Gain on disposal of
 discontinued operations (net
 of tax)                            0.4         -       0.4         -
                               --------- --------- --------- ---------
Net income (loss)                   4.8     (10.0)     15.5      (4.8)
Less: preferred stock
 dividends                         (1.5)     (0.6)     (6.0)     (0.6)
                               --------- --------- --------- ---------
Net income (loss) applicable
 to common shareholders            $3.3    $(10.6)     $9.5     $(5.4)
                               ========= ========= ========= =========
EPS of Continuing Operations
------------------------------
Earnings (loss) per common
 share                           $ 0.07    $(0.30) $   0.23  $  (0.16)
                               ========= ========= ========= =========
Weighted average common shares     39.3      35.0      39.2      33.6
                               ========= ========= ========= =========
Earnings (loss) per common
 share- assuming dilution        $ 0.07    $(0.30) $   0.23  $  (0.16)
                               ========= ========= ========= =========
Weighted average common
 shares- assuming dilution         40.3      35.0      39.9      33.6
                               ========= ========= ========= =========
EPS Including Discontinued
 Operations
------------------------------
Earnings (loss) per common
 share                           $ 0.08    $(0.30) $   0.24  $  (0.16)
                               ========= ========= ========= =========
Earnings (loss) per common
 share- assuming dilution        $ 0.08    $(0.30) $   0.24  $  (0.16)
                               ========= ========= ========= =========



              General Cable Corporation and Subsidiaries
                Consolidated Statements of Operations
                         Segment Information
                            (in millions)
                             (unaudited)

                               ------------------- -------------------
                                  Fiscal Three       Fiscal Twelve
                                   Months Ended       Months Ended
                                   December 31         December 31
                               ---------------------------------------
                                   2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenues (as reported)
------------------------------
  Energy Segment                 $185.3    $146.7  $  705.7  $  560.2
  Industrial & Specialty Segment  172.7     147.3     734.3     542.4
  Communications Segment          127.3     111.3     530.7     435.8
                               --------- --------- --------- ---------
                         Total   $485.3    $405.3  $1,970.7  $1,538.4
                               ========= ========= ========= =========

Revenues (metal adjusted)
------------------------------
  Energy Segment                 $185.3    $162.4  $  705.7  $  621.2
  Industrial & Specialty Segment  172.7     171.9     734.3     637.6
  Communications Segment          127.3     126.2     530.7     495.3
                               --------- --------- --------- ---------
                         Total   $485.3    $460.5  $1,970.7  $1,754.1
                               ========= ========= ========= =========

Metal Pounds Sold
------------------------------
  Energy Segment                   67.2      65.8     275.6     257.9
  Industrial & Specialty Segment   47.6      51.5     226.0     197.2
  Communications Segment           33.2      31.4     143.4     123.5
                               --------- --------- --------- ---------
                         Total    148.0     148.7     645.0     578.6
                               ========= ========= ========= =========

Operating Profit (Loss)
------------------------------
  Energy Segment                 $ 11.7    $  8.6  $   39.9  $   38.0
  Industrial & Specialty Segment    4.9       2.1      23.1       9.9
  Communications Segment            1.4       0.7       6.4       6.0
                               --------- --------- --------- ---------
                      Subtotal     18.0      11.4      69.4      53.9
 Corporate                         (5.0)     (6.5)    (12.9)     (8.2)
                               --------- --------- --------- ---------
                         Total   $ 13.0    $  4.9  $   56.5  $   45.7
                               ========= ========= ========= =========

Return on Metal Adjusted Sales
-------------------------------
  Energy Segment                    6.3%      5.3%      5.7%      6.1%
  Industrial & Specialty Segment    2.8%      1.2%      3.1%      1.6%
  Communications Segment            1.1%      0.6%      1.2%      1.2%
 Total Company                      2.7%      1.1%      2.9%      2.6%

Capital Expenditures
------------------------------
  Energy Segment                 $  4.3    $  2.8  $   13.9  $    6.6
  Industrial & Specialty Segment    5.7       3.2      15.5       8.7
  Communications Segment            3.0       1.4       7.6       3.9
                               --------- --------- --------- ---------
                         Total   $ 13.0    $  7.4  $   37.0  $   19.2
                               ========= ========= ========= =========

Depreciation & Amortization
------------------------------
  Energy Segment                 $  1.6    $  3.0  $    6.2  $    6.9
  Industrial & Specialty Segment    2.5       3.3       9.6      10.8
  Communications Segment            4.1       3.9      16.9      15.7
                               --------- --------- --------- ---------
                      Subtotal      8.2      10.2      32.7      33.4
 Corporate(1)                        -         -       2.7         -
                               --------- --------- --------- ---------
                         Total   $  8.2    $ 10.2  $   35.4  $   33.4
                               ========= ========= ========= =========

(1) Relates to the rationalization of certain Industrial plant locations.



              GENERAL CABLE CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets
                   (in millions, except share data)

                                           December 31,  December 31,
ASSETS                                          2004          2003
------                                     ------------- -------------
Current Assets:                             (unaudited)
   Cash                                        $   36.4      $   25.1
   Receivables, net of allowances of $15.5
    million at December 31, 2004 and $15.6
    million at December 31, 2003                  350.9         268.9
   Inventories                                    314.6         256.7
   Deferred income taxes                           23.0          13.5
   Prepaid expenses and other                      34.2          24.9
                                           ------------- -------------
       Total current assets                       759.1         589.1
Property, plant and equipment, net                360.7         339.5
Deferred income taxes                              77.3          76.5
Other non-current assets                           30.2          44.4
                                           ------------- -------------
       Total assets                            $1,227.3      $1,049.5
                                           ============= =============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
   Accounts payable                            $  356.5      $  250.6
   Accrued liabilities                            107.9          99.6
   Current portion of long-term debt                1.1           2.3
                                           ------------- -------------
       Total current liabilities                  465.5         352.5
Long-term debt                                    373.8         338.1
Deferred income taxes                              15.3           9.6
Other liabilities                                  93.7         109.2
                                           ------------- -------------
       Total liabilities                          948.3         809.4
                                           ------------- -------------
Shareholders' Equity:
   Redeemable convertible preferred stock,
     2,070,000 shares at redemption value
       (liquidation preference of $50.00
        per share)                                103.5         103.5
   Common stock, $0.01 par value,
     issued and outstanding shares:
       December 31, 2004 -  39,335,754 (net
        of 4,885,823 treasury shares)
       December 31, 2003 -  38,908,512 (net
        of 4,828,225 treasury shares)               0.4           0.4
   Additional paid-in capital                     144.1         140.8
   Treasury stock                                 (51.0)        (50.4)
   Retained earnings                               64.0          54.5
   Accumulated other comprehensive income
    (loss)                                         22.4          (5.5)
   Other shareholders' equity                      (4.4)         (3.2)
                                           ------------- -------------
       Total shareholders' equity                 279.0         240.1
                                           ------------- -------------
       Total liabilities and shareholders'
        equity                                 $1,227.3      $1,049.5
                                           ============= =============


    CONTACT: General Cable Corporation
             Paul M. Montgomery, 859-572-8684